Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2008 RESULTS
RALEIGH, NC — February 25, 2009, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its results for the fourth quarter of 2008 and the full year of 2008.
In commenting on the Company’s results, Garland S. Tucker, III, President and Chief Executive Officer stated, “2008 was a very solid year for Triangle. We feel fortunate to have a high quality portfolio that has yielded such strong results.”
Fourth Quarter 2008 Results
Total investment income during the fourth quarter of 2008 was $6.6 million, compared to total investment income of $3.7 million for the fourth quarter of 2007, representing an increase of approximately 76.5%. The Company’s increase in investment income is primarily attributable to twelve new portfolio investments made during 2008.
Net investment income during the fourth quarter of 2008 was $3.0 million, compared to net investment income of $2.0 million for the fourth quarter of 2007, representing an increase of approximately 49.0%. Net investment income per share during the fourth quarter of 2008 was $0.43 based on weighted average shares outstanding during the quarter of 6.9 million, compared to $0.29 per share during the fourth quarter of 2007.
The Company’s net increase in net assets resulting from operations was $1.5 million during the fourth quarter of 2008, as compared to $2.2 million during the fourth quarter of 2007. The Company’s net increase in net assets resulting from operations was $0.22 per share during the fourth quarter of 2008, based on the Company’s average shares outstanding during the quarter of 6.9 million, as compared to $0.32 per share during the fourth quarter of 2007.
Full Year 2008 Results
For the year ended December 31, 2008, total investment income was $21.4 million, compared to total investment income of $12.7 million for the year ended December 31, 2007, representing an increase of 67.7%. Total investment income in 2008 consisted of $21.1 million of loan interest, fee, dividend income and PIK interest income and $0.3 million of interest income from cash on hand. Total investment income in 2007 consisted of $10.9 million of loan interest, fee, dividend income and PIK interest income and $1.8 million of interest income from cash on hand. During 2008, the Company’s total investment income was primarily impacted by new investments funded during the year which totaled approximately $93.1 million.

Net investment income for 2008 was $10.6 million, compared to net investment income of $6.4 million during 2007, representing an increase of 65.4%. Net investment income per share during 2008 was $1.54, based on the Company’s weighted average shares outstanding during the year of 6.9 million, compared to $0.95 per share during 2007.
For the year ended December 31, 2008, Triangle recorded a net realized gain on investments of $1.4 million and net unrealized depreciation of investments, net of income taxes, in the amount of $4.3 million. As a result of these events, the Company’s net increase in net assets from operations during the year ended December 31, 2008 was $7.6 million as compared to $8.8 million for the year ended December 31, 2007.
The Company’s net asset value per share at December 31, 2008, was $13.22, as compared to the Company’s net asset value per share at December 31, 2007 of $13.74. As of December 31, 2008, the Company’s weighted average yield on all of its outstanding debt investments was approximately 14.4%, compared to 13.9% at December 31, 2007.
Liquidity and Capital Resources
At December 31, 2008, the Company had cash and cash equivalents totaling $27.2 million. As of December 31, 2008, the Company had 10-year fixed rate SBA-guaranteed debentures totaling $115.1 million. Under the provisions of the recently enacted American Recovery and Reinvestment Act of 2009, the Company’s maximum borrowing under the SBA-guaranteed debenture program has been increased to $150.0 million.
Dividend Information
As previously announced on December 8, 2008, Triangle’s Board of Directors declared a cash dividend of $0.40 per share with a record date of December 23, 2008, and a payable date of January 6, 2009.
In addition, on February 17, 2009, the Company announced a special cash dividend of $0.05 per share as a distribution of capital gains, with a record date of February 27, 2009, and a payable date of March 13, 2009.
Portfolio Investments
As previously announced, during the year ended December 31, 2008, the Company made twelve new investments totaling $91.0 million, additional debt investments in an existing portfolio company of $1.9 million and four additional equity investments in existing portfolio companies of approximately $0.2 million. The Company also sold three investments in portfolio companies for approximately $3.6 million, resulting in realized gains totaling $2.9 million and recognized a realized loss on the write-off of one investment totaling $1.5 million. The Company had four portfolio company loans repaid at par in the amount of $12.5 million. In addition, normal principal repayments, partial loan prepayments and payment in kind interest repayments totaled approximately $6.9 million for the year ended December 31, 2008.
Previously announced investment transactions during the fourth quarter of 2008 and the first quarter of 2009 are summarized as follows:
On October 1, 2008, the Company’s investment in CV Holdings, LLC (“CV”) of approximately $5.2 million was repaid in full in conjunction with a recapitalization. Concurrent with the repayment, the Company made a $10.7 million subordinated debt investment in CV. CV, headquartered in Amsterdam, NY, designs, develops, manufactures and markets customized, application specific, high performance, injection molded, plastic products. From its origins as an injection molder, the Company has developed into a leading supplier of proprietary packaging solutions holding over 250 domestic and international patents.
On October 31, 2008, Triangle invested $7.8 million in Novolyte Technologies LP (“Novolyte”) consisting of $7.0 million in subordinated debt and $0.8 million in equity. Novolyte is a leading manufacturer of electrolytes used in the manufacture of lithium ion batteries, as well as high performance intermediates for other key end products.
On December 22, 2008, Triangle recognized a gain of approximately $2.8 million in connection with the sale of its equity position in Porters Group Holdings, Inc. (“Porters”). Triangle’s original investment in Porters was comprised of $2.5 million in subordinated debt with warrants and a $250,000 equity co-investment. Porters repaid Triangle’s subordinated debt investment in August, 2007. The total investment yielded an internal rate of return of approximately 42.0%. Porters, based near Charlotte, North Carolina, fabricates a wide variety of metal parts to meet customers’ specifications.
Subsequent to quarter end, on February 6, 2009, the Company closed a $3.8 million subordinated debt and warrant investment in Inland Pipe Rehabilitation Holding Company (“Inland Pipe”). Triangle’s investment was made in support of an acquisition and represents the Company’s second investment in Inland Pipe. In June, 2008, Triangle invested $8.0 million in subordinated debt and received a warrant to purchase up to 2.5% of Inland Pipe’s membership interests. Inland Pipe provides maintenance, inspection, and repair for piping, sewers, drains, and storm lines by utilizing several of the industry’s leading technologies including pipe bursting, cured-in-place-pipe, and spiral wound piping.
Annual Meeting of Stockholders
The 2009 Annual Meeting of Stockholders of Triangle Capital Corporation will be held at The Renaissance Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609 on Wednesday, May 6, 2009, at 8:30 a.m. (Eastern Time) for stockholders of record as of the close of business on March 2, 2009.
Important Disclosures Relating to Financial Statement Presentation
In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the Company’s results of operations for the twelve months ended December 31, 2007, are presented as if the Company’s initial public offering and related formation transactions had occurred as of January 1, 2007. In addition, in accordance with SFAS 141, the results of the Company’s operations for the year ended December 31, 2006, have been presented on a combined basis in order to provide comparative information with respect to prior periods.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 — $15.0 million per transaction in companies with annual revenues between $20.0 and $75.0 million and EBITDA between $2.0 and $20.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its shareholders.
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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Triangle Capital Corporation
Consolidated Balance Sheets

	December 31,
	2008	2007

Assets
Investments at fair value:
Non—Control / Non—Affiliate investments (cost of $138,413,589 and $66,129,119 at December 31, 2008 and 2007, respectively)	$135,712,877	$68,388,014
Affiliate investments (cost of $30,484,491 and $24,023,264 at December 31, 2008 and 2007, respectively)	33,894,556	24,576,462
Control investments (cost of $11,253,458 and $15,727,418 at December 31, 2008 and 2007, respectively)	12,497,858	20,071,764

Total investments at fair value	182,105,291	113,036,240
Cash and cash equivalents	27,193,287	21,787,750
Interest and fees receivable	679,828	305,159
Prepaid expenses and other current assets	95,325	47,477
Deferred financing fees	3,545,410	999,159
Property and equipment, net	48,020	34,166

Total assets	$213,667,161	$136,209,951

Liabilities and Net Assets
Accounts payable and accrued liabilities	$1,608,909	$1,144,222
Interest payable	1,881,761	698,735
Dividends payable	2,766,945	2,041,159
Taxes payable	30,436	52,598
Deferred revenue	—	30,625
Deferred income taxes	843,947	1,760,259
SBA guaranteed debentures payable	115,110,000	37,010,000

Total liabilities	122,241,998	42,737,598

Net assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 6,917,363 and 6,803,863 shares issued and outstanding as of December 31, 2008 and 2007, respectively)	6,917	6,804
Additional paid-in-capital	87,836,786	86,949,189
Investment income in excess of distributions	2,115,157	1,738,797
Accumulated realized gains (losses) on investments	356,495	(618,620)
Net unrealized appreciation of investments	1,109,808	5,396,183

Total net assets	91,425,163	93,472,353

Total liabilities and net assets	$213,667,161	$136,209,951

Net asset value per share	$13.22	$13.74

Triangle Capital Corporation
Statements of Operations

	Years Ended December 31,
	2008	2007	2006
	(Consolidated)	(Consolidated)	(Combined)

Investment income:
Loan interest, fee and dividend income:
Non—Control / Non—Affiliate investments	$12,381,411	$6,258,670	$4,488,831
Affiliate investments	3,478,644	1,808,664	638,318
Control investments	1,434,687	1,323,876	293,532

Total loan interest, fee and dividend income	17,294,742	9,391,210	5,420,681

Paid—in—kind interest income:
Non—Control / Non—Affiliate investments	2,657,281	871,184	815,408
Affiliate investments	665,817	225,622	40,208
Control investments	438,688	424,308	166,690

Total paid—in—kind interest income	3,761,786	1,521,114	1,022,306

Interest income from cash and cash equivalent investments	302,970	1,823,519	279,817

Total investment income	21,359,498	12,735,843	6,722,804

Expenses:
Interest expense	4,227,851	2,073,311	1,833,458
Amortization of deferred financing fees	255,273	112,660	99,920
Management fees	—	232,423	1,589,070
General and administrative expenses	6,254,096	3,894,240	115,040

Total expenses	10,737,220	6,312,634	3,637,488

Net investment income	10,622,278	6,423,209	3,085,316

Net realized gain (loss) on investments — Non Control / Non—Affiliate	(1,393,139)	(759,634)	6,026,948
Net realized gain on investment — Affiliate	—	141,014	—
Net realized gain on investment — Control	2,828,747	—	—
Net unrealized appreciation (depreciation) of investments	(4,286,375)	3,061,107	(414,924)

Total net gain (loss) on investments before income taxes	(2,850,767)	2,442,487	5,612,024
Provision for taxes	133,010	52,598	—
Net increase in net assets resulting from operations	$7,638,501	$8,813,098	$8,697,340

Net investment income per share — basic and diluted	$1.54	$0.95	N/A

Net increase in net assets resulting from operations per share — basic and diluted	$1.11	$1.31	N/A

Dividends declared per common share	$1.44	$0.98	N/A

Weighted average number of shares outstanding — basic and diluted	6,877,669	6,728,733	N/A

Allocation of net increase (decrease) in net assets resulting from operations to:
General partner	N/A	N/A	$1,739,386

Limited partners	N/A	N/A	$6,957,954

Triangle Capital Corporation
Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
	(Consolidated)	(Consolidated)	(Combined)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$7,638,501	$8,813,098	$8,697,340
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(93,054,022)	(64,159,172)	(21,458,478)
Repayments received/sales of portfolio investments	20,968,397	10,470,803	9,965,446
Loan origination and other fees received	1,686,996	1,272,002	607,794
Net realized (gain) loss on investments	(1,435,608)	618,620	(6,026,948)
Net unrealized (appreciation) depreciation on investments	3,516,855	(4,821,366)	414,923
Deferred income taxes	769,519	1,760,259	—
Paid—in—kind interest accrued, net of payments received	(1,783,288)	(1,280,950)	(578,724)
Amortization of deferred financing fees	255,273	112,660	99,920
Recognition of loan origination and other fees	(515,289)	(677,615)	(435,492)
Accretion of loan discounts	(169,548)	(205,725)	(169,036)
Depreciation	16,681	7,814	—
Stock-based compensation	275,311	—	—
Changes in operating assets and liabilities:
Interest and fees receivable	(374,669)	(170,340)	(85,236)
Prepaid expenses and other current assets	(47,848)	(47,477)	—
Accounts payable and accrued liabilities	464,687	349,239	781,757
Interest payable	1,183,026	92,439	40,228
Taxes payable	(22,162)	52,598	—
Payable to Triangle Capital Partners, LLC	—	(30,000)	30,000

Net cash used in operating activities	(60,627,188)	(47,843,113)	(8,116,506)

Cash flows from investing activities:
Purchases of property and equipment	(30,535)	(41,980)	—

Net cash used in investing activities	(30,535)	(41,980)	—

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	78,100,000	5,210,000	—
Financing fees paid	(2,801,524)	(126,342)	—
Issuance of common stock	—	—	1,500
Proceeds from initial public offering, net of expenses	—	64,728,037	—
Change in deferred offering costs	—	1,020,646	(1,020,646)
Partners’ capital contributions	—	—	10,625,000
Cash dividends paid	(9,235,216)	(2,964,387)	—
Distribution to partners	—	(751,613)	(5,000,010)

Net cash provided by financing activities	66,063,260	67,116,341	4,605,844

Net increase (decrease) in cash and cash equivalents	5,405,537	19,231,248	(3,510,662)
Cash and cash equivalents, beginning of year	21,787,750	2,556,502	6,067,164

Cash and cash equivalents, end of year	$27,193,287	$21,787,750	$2,556,502

Supplemental Disclosure of cash flow information:
Cash paid for interest	$3,044,825	$1,980,872	$1,793,230

Summary of non-cash financing transactions:
Dividends declared but not paid	$2,766,945	$2,041,159	$—
Accrued distribution to partners	$—	$—	$531,566